Exhibit 99.1

GOODRX REPORTS THIRD QUARTER 2022 RESULTS

Third quarter financial results exceed previously announced guidance

SANTA MONICA, Calif. -- (November 8, 2022) -- GoodRx Holdings, Inc. (Nasdaq: GDRX), a leading consumer-focused digital platform, has released its financial results for the third quarter of 2022.

Third Quarter 2022 Highlights

•
Total revenue of $187.3 million, exceeding previously announced guidance
•
Net loss of $41.71 million; Net loss margin of 22.3%
•
Adjusted Net Income2 of $29.9 million; Adjusted Net Income Margin2 of 16.0%
•
Adjusted EBITDA2 of $52.0 million; Adjusted EBITDA Margin2 of 27.8%, exceeding previously announced guidance
•
Net cash provided by operating activities of $33.7 million
•
Over 865,000 prescribers active on GoodRx in the last 16 months3
•
Exited the quarter with over 7 million consumers of prescription-related offerings4

“We are pleased with the progress made in the third quarter despite near-term challenges,” said Doug Hirsch, co-CEO and co-founder of GoodRx. “We achieved better-than-expected results and addressed the grocer issue in August. While we continued to see some impact from the grocer issue as we expected, the third quarter was highlighted by double-digit growth in our subscription and pharma manufacturer solutions platforms. Our retail and PBM partnerships remain resilient, and we expanded and enhanced our overall ecosystem this quarter while engaging more deeply with providers and consumers as we work to improve access to affordable healthcare.”

“Looking ahead, we will continue to prioritize profitability and cash flow, while efficiently expanding our core platform capabilities to scale our business, strengthen our value proposition, and leverage our strong brand to reach more consumers. I am proud of the progress the GoodRx team made this quarter, and I look forward to improving upon it over the quarters to come as we further our mission while creating value for shareholders,” concluded Hirsch.

1Q3 ‘22 net loss was impacted by $29.0 million of stock-based compensation expense, $10.2 million of which related to the non-recurring co-CEOs’ awards made in connection with our IPO.

2Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Margin, and adjusted costs and operating expenses are non-GAAP financial measures and are presented for supplemental informational purposes only. Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and a reconciliation to the most directly comparable GAAP measures.

3 As of 9/30/2022.

4Sum of Monthly Active Consumers (MACs) and members of our subscription plans. Refer to Key Operating Metrics below for definitions of Monthly Active Consumers and subscription plans.

Third Quarter 2022 Financial Overview (all comparisons are made to the same period of the prior year unless otherwise noted):

Total revenue decreased 4% to $187.3 million compared to $195.1 million. Prescription transactions revenue (PTR) decreased 16% to $131.2 million compared to $155.7 million, primarily driven by a 9% decrease in Monthly Active Consumers and an ongoing shift in the volume of prescription transactions to other retailers that impacted pricing principally due to the sustained impact of the grocer issue. The estimated impact of the grocer issue on third quarter PTR was approximately $40 million. Subscription revenue increased 63% to $26.5 million compared to $16.2 million, primarily driven by an increase in monthly subscription fees for GoodRx Gold in the first half of 2022, partially offset by a 6% decrease in subscription plans. Pharma manufacturer solutions revenue5 increased 32% to $24.5 million compared to

Exhibit 99.1

$18.5 million, driven primarily by deeper market penetration and contribution from vitaCare. Other revenue5 increased 10% to $5.2 million compared to $4.7 million, driven by an increase in the number of telehealth visits on the platform.

Cost of revenues increased to $17.4 million, or 9% of revenue, compared to $11.3 million, or 6% of revenue, driven by an increase in outsourced and in-house personnel related to consumer support and overhead costs due to the vitaCare acquisition in April 2022. Adjusted cost of revenues2 increased to $17.1 million, or 9% of revenue, compared to $11.1 million, or 6% of revenue.

Product development and technology expenses remained relatively flat at $35.9 million, or 19% of revenue, compared to $35.1 million, or 18% of revenue, driven by higher headcount, and also costs arising from the reduction in force in August 2022, substantially offset by higher capitalization of costs related to software development due to greater investment in our products and reprioritization of development efforts that better align with our strategic goals and future scale. Adjusted product development and technology expenses2 increased to $24.9 million, or 13% of revenue, compared to $23.2 million, or 12% of revenue.

Sales and marketing expenses decreased to $86.2 million, or 46% of revenue, compared to $95.7 million, or 49% of revenue, driven by a decrease in advertising and promotional expenses, partially offset by an increase in payroll and related expenses due to higher headcount, and also costs arising from the reduction in force in August 2022. Adjusted sales and marketing expenses2 decreased to $78.7 million, or 42% of revenue, compared to $89.3 million, or 46% of revenue.

General and administrative expenses increased to $49.5 million, or 26% of revenue, compared to $35.9 million, or 18% of revenue, driven by a $16.6 million change in fair value of contingent consideration related to the vitaCare acquisition in April 2022 and an increase in payroll and related expenses due to higher headcount, partially offset by a decrease in stock-based compensation expense. Adjusted general and administrative expenses2 increased to $14.7 million, or 8% of revenue, compared to $9.7 million, or 5% of revenue.

Net loss was $41.7 million compared to a net loss of $18.1 million, due to the grocer issue and an increase in general and administrative expense related to a change in the fair value of contingent consideration related to the vitaCare acquisition, partially offset by a decrease in stock-based compensation expense and sales and marketing expense. Net loss margin was 22.3% compared to a net loss margin of 9.3%. The acquisition of vitaCare also had a negative impact on net loss and net loss margin this quarter. Adjusted Net Income2 was $29.9 million compared to $39.7 million.

Adjusted EBITDA2 was $52.0 million compared to $61.8 million, largely driven by the grocer issue, which materially impacted revenue growth, as well as adjusted costs and operating expenses, as a percentage of revenue. Adjusted EBITDA Margin2 was 27.8% compared to 31.7%. The acquisition of vitaCare also had a negative impact on Adjusted EBITDA2 and Adjusted EBITDA Margin2 this quarter.

5Beginning in Q1 2022, pharma manufacturer solutions revenue is disclosed separately from other revenue, which now primarily consists of revenue generated from GoodRx Care. Prior period amounts have been recast to conform to the current period presentation.

Cash Flow and Capital Allocation

Net cash provided by operating activities was $33.7 million compared to $48.6 million in the comparable period last year, which was comprised of a net loss of $41.7 million, adjusted primarily by stock-based compensation expense of $29.0 million, change in the fair value of contingent consideration related to vitaCare of $16.6 million and depreciation and amortization of $14.0 million, as well as working capital changes related to timing of payments for accounts payable,

Exhibit 99.1

accrued expenses and other current liabilities and in prepaid expenses and other assets. As of September 30, 2022, GoodRx had cash and cash equivalents of $728.8 million and total outstanding debt of $668.8 million.

GoodRx is focused on a disciplined approach to capital allocation, centered on furthering the company’s mission and creating shareholder value. Capital allocation priorities are reinvesting in the business, maintaining a strong balance sheet, returning capital to shareholders via share repurchases, and evaluating acquisition opportunities that support the company’s strategy. These priorities support GoodRx’s long-term growth strategy while also providing flexibility to navigate near-term challenges.

Guidance

For the fourth quarter, management is anticipating the following:

$ in millions	4Q 2022	4Q 2021	YoY Change
Total Revenue	~$175-$180	$213.3	~(18%) - (16%)
Adjusted EBITDA Margin[6]	Low-to-mid-twenty-percent range

“Our focus on Adjusted EBITDA growth, margin improvement, and cash conversion remain our top priorities,” said Karsten Voermann, Chief Financial Officer. “We are guiding to fourth quarter total revenue in the range of $175 million to $180 million, which includes a combined $45 million to $50 million estimated impact to prescription transactions revenue related to the previously disclosed grocer issue and our continued consumer engagement efforts. We expect Adjusted EBITDA Margins in the low-to-mid-twenty-percent range.”

“During the third quarter we’ve taken actions in relation to our costs and expenses, and have reprioritized where and how much we spend across the business, with the objective of greater efficiency today and greater Adjusted EBITDA flow through as we grow. We generated strong cash flow in the quarter, and our balance sheet continues to be strong as we have consistently been in a net cash position. Our business model is resilient and provides us with flexibility across our capital allocation priorities. We believe we are well positioned to navigate near-term challenges while executing on our long-term strategy to drive our mission and create value for shareholders,” concluded Voermann.

6Adjusted EBITDA Margin is a non-GAAP financial measure and is presented for supplemental informational purposes only. We have not reconciled our Adjusted EBITDA Margin guidance to GAAP net loss or income margin, because we do not provide guidance for GAAP net loss or income margin due to the uncertainty and potential variability of stock-based compensation expense, acquired intangible assets and related amortization and income taxes, which are reconciling items between Adjusted EBITDA Margin and GAAP net loss or income margin. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on our future GAAP net loss or income margin.

Exhibit 99.1

Investor Conference Call and Webcast

GoodRx management will host a conference call and webcast today, November 8, 2022, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the results and the Company’s business outlook.

To access the conference call, please pre-register using the following link:

https://register.vevent.com/register/BIc33151bb134e4eeab6c4cc7d6ef69830

Registrants will receive a confirmation with dial-in details and a unique passcode required to join.

The call will also be webcast live on the Company’s investor relations website at https://investors.goodrx.com, where accompanying slides will be posted prior to the conference call.

Approximately one hour after completion of the live call, an archived version of the webcast will be available on the Company’s investor relations website at https://investors.goodrx.com for at least 30 days.

About GoodRx

GoodRx is a leading consumer-focused digital healthcare platform. Our technology delivers strong savings, trusted information and access to care to make healthcare affordable and convenient for all Americans. Since 2011, we have helped consumers save over $45 billion and are one of the most downloaded medical apps over the past decade.

Investor Contact

GoodRx

Whitney Notaro

ir@goodrx.com

Press Contact

GoodRx

Lauren Casparis

lcasparis@goodrx.com

Exhibit 99.1

Forward-Looking Statements

This News Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this News Release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future operations, growth and financial results, the benefits to consumers or GoodRx of our agreements with partners, customers and other entities, underlying trends in our business, the impact of the grocer issue on our future financial results and businesses, our manufacturer solutions businesses, the impact of our recent consumer engagement efforts, the impact of macroeconomic conditions on our future results of operations, the impacts of cost savings initiatives, the benefits of cross-selling products, our relationships with industry participants and partners, the anticipated impact of COVID-19 on our business, post COVID-19 trends, our potential for growth (including from acquisitions), demand for our offerings, our strategic growth priorities, including our 2022 priorities, and future offerings, future financial results, collaborations and partnerships with third parties, and our strategy. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks related to our limited operating history and early stage of growth; our ability to achieve broad market education and change consumer purchasing habits; our ability to continue to attract, acquire and retain consumers in a cost-effective manner; our reliance on our prescription transactions offering and ability to expand our offerings; changes in medication pricing and pricing structures; our inability to control the categories and types of prescriptions for which we can offer savings or discounted prices; our reliance on a limited number of industry participants; the competitive nature of industry; risks related to pandemics, epidemics or outbreak of infection disease, including the COVID-19 pandemic; the accuracy of our estimate of our total addressable market and other operational metrics; the development of the telehealth market; our ability to maintain and expand a network of skilled telehealth providers; risks related to negative media coverage; our ability to respond to changes in the market for prescription pricing and to maintain and expand the use of GoodRx codes; our ability to maintain positive perception of our platform and brand; risks related to any failure to maintain effective internal control over financial reporting; risks related to use of social media, emails, text messages and other messaging channels as part of our marketing strategy; our ability to accurately forecast revenue and appropriately plan our expenses in the future; risks related to information technology and cybersecurity; compliance with government regulation of the internet, e-commerce and data and other regulations; our ability to utilize our net operating loss carryforwards and certain other tax attributes; our ability to attract, develop, motivate and retain well-qualified employees; risks related to general economic factors, natural disasters or other unexpected events; risks related to our acquisition strategy; risks related to our debt arrangements; interruptions or delays in service on our apps or websites; our reliance on third-party platforms to distribute our platform and offerings; our reliance on software as-a-service technologies from third parties; systems failures or other disruptions in the operations of these parties on which we depend; changes in consumer sentiment or laws, rules or regulations regarding tracking technologies and other privacy matters; the increasing focus on environmental sustainability and social initiatives; risks related to our intellectual property; risks related to operating in the healthcare industry; risks related to our organizational structure; risks related to fluctuations in our tax obligations and effective income tax rate which could materially and adversely affect our results of operations; risks related to the recent healthcare reform legislation and other changes in the healthcare industry and in healthcare spending which may adversely affect our business, financial condition and results of operations; the risk that we may not achieve the intended outcomes of our recent reduction in force; as well as the other important factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, as updated by our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this shareholder letter. Any such forward-looking statements represent management’s estimates as of the date of this shareholder letter. While

Exhibit 99.1

we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Key Operating Metrics

Monthly Active Consumers (MACs) refers to the number of unique consumers who have used a GoodRx code to purchase a prescription medication in a given calendar month and have saved money compared to the list price of the medication. A unique consumer who uses a GoodRx code more than once in a calendar month to purchase prescription medications is only counted as one Monthly Active Consumer in that month. A unique consumer who uses a GoodRx code in two or three calendar months within a quarter will be counted as a Monthly Active Consumer in each such month. Monthly Active Consumers do not include subscribers to our subscription offerings, consumers of our pharma manufacturer solutions offering, or consumers who use our telehealth offerings. When presented for a period longer than a month, Monthly Active Consumers are averaged over the number of calendar months in such period. Monthly Active Consumers from acquired companies are only included beginning in the first full quarter following the acquisition. RxSaver Monthly Active Consumers have been included as of the beginning of the third quarter of 2021, and are estimated due to incomplete consumer information.

Subscription plans represent the ending subscription plan balance across both of our subscription offerings, GoodRx Gold and Kroger Savings Club. Each subscription plan may represent more than one subscriber since family subscription plans may include multiple members.

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
(in millions)	2022	2022	2022	2021	2021	2021	2021
Monthly Active Consumers	5.8	5.8	6.4	6.4	6.4	6.0	5.7

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2022	2022	2022	2021	2021	2021	2021
Subscription plans	1,060	1,133	1,203	1,210	1,129	1,051	931

Exhibit 99.1

GoodRx Holdings, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except par values)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$728,786	$941,109
Accounts receivable, net	120,886	118,080
Prepaid expenses and other current assets	28,716	29,638
Total current assets	878,388	1,088,827
Property and equipment, net	22,287	21,612
Goodwill	415,256	329,696
Intangible assets, net	125,900	88,791
Capitalized software, net	71,299	44,987
Operating lease right-of-use assets	27,971	27,705
Other assets	25,958	6,007
Total assets	$1,567,059	$1,607,625
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$10,855	$17,501
Accrued expenses and other current liabilities	61,025	50,732
Current portion of debt	7,029	7,029
Operating lease liabilities, current	6,057	5,851
Total current liabilities	84,966	81,113
Debt, net	652,814	655,858
Operating lease liabilities, net of current portion	32,551	33,592
Deferred tax liabilities, net	650	244
Other liabilities	7,675	5,138
Total liabilities	778,656	775,945
Stockholders' equity
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	40	40
Additional paid-in capital	2,234,926	2,247,347
Accumulated deficit	(1,446,563)	(1,415,707)
Total stockholders' equity	788,403	831,680
Total liabilities and stockholders' equity	$1,567,059	$1,607,625

Exhibit 99.1

GoodRx Holdings, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$187,318	$195,102	$582,445	$532,168
Costs and operating expenses:
Cost of revenue, exclusive of depreciation and amortization presented separately below	17,395	11,271	47,719	32,789
Product development and technology	35,921	35,073	106,367	90,800
Sales and marketing	86,215	95,651	273,503	263,726
General and administrative	49,548	35,947	116,211	119,312
Depreciation and amortization	13,952	10,161	38,644	23,891
Total costs and operating expenses	203,031	188,103	582,444	530,518
Operating (loss) income	(15,713)	6,999	1	1,650
Other expense, net:
Interest income	(2,920)	(13)	(3,829)	(42)
Interest expense	9,478	5,928	22,316	17,739
Total other expense, net	6,558	5,915	18,487	17,697
(Loss) income before income taxes	(22,271)	1,084	(18,486)	(16,047)
Income tax (expense) benefit	(19,463)	(19,153)	(12,370)	30,707
Net (loss) income	$(41,734)	$(18,069)	$(30,856)	$14,660
(Loss) earnings per share:
Basic	$(0.10)	$(0.04)	$(0.07)	$0.04
Diluted	$(0.10)	$(0.04)	$(0.07)	$0.03
Weighted average shares used in computing (loss) earnings per share:
Basic	412,956	411,223	413,254	408,604
Diluted	412,956	411,223	413,254	429,695

Stock-based compensation included in costs and operating expenses:
Cost of revenue	$136	$238	$190	$540
Product development and technology	8,029	10,333	25,327	26,656
Sales and marketing	4,766	5,638	15,999	16,158
General and administrative	16,107	23,771	49,304	83,828

Exhibit 99.1

GoodRx Holdings, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net (loss) income	$(30,856)	$14,660
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	38,644	23,891
Amortization of debt issuance costs	2,562	2,586
Non-cash operating lease expense	2,314	2,451
Stock-based compensation expense	90,820	127,182
Change in fair value of contingent consideration	16,857	—
Deferred income taxes	(141)	(33,217)
Loss on abandonment of operating lease assets	—	1,430
Changes in operating assets and liabilities, net of effects of business acquisitions
Accounts receivable	(2,370)	(24,380)
Prepaid expenses and other assets	(3,137)	5,696
Accounts payable	(8,011)	4,322
Accrued expenses and other current liabilities	9,097	5,311
Operating lease liabilities	(3,415)	(1,501)
Other liabilities	2,537	538
Net cash provided by operating activities	114,901	128,969
Cash flows from investing activities
Purchase of property and equipment	(3,817)	(3,764)
Acquisitions, net of cash acquired	(156,853)	(140,268)
Capitalized software	(36,107)	(21,434)
Investment in minority equity interest	(15,007)	(4,008)
Net cash used in investing activities	(211,784)	(169,474)
Cash flows from financing activities
Payments on long-term debt	(5,272)	(5,272)
Payment for contingent consideration	—	(832)
Repurchases of Class A common stock	(101,721)	—
Proceeds from exercise of stock options	9,110	29,715
Employee taxes paid related to net share settlement of equity awards	(17,557)	(42,674)
Net cash used in financing activities	(115,440)	(19,063)
Net change in cash, cash equivalents and restricted cash	(212,323)	(59,568)
Cash, cash equivalents and restricted cash
Beginning of period	941,109	971,591
End of period	$728,786	$912,023

Exhibit 99.1

Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Net Income Margin, Adjusted Earnings Per Share and Adjusted Operating Income are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. We also present each cost and operating expense on our condensed consolidated statements of operations on an adjusted basis. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures."

We define Adjusted EBITDA for a particular period as net income or loss before interest, taxes, depreciation and amortization, and as further adjusted for, as applicable for the periods presented, acquisition related expenses, cash bonuses to vested option holders, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on abandonment and impairment of operating lease assets, restructuring related expenses, legal settlement expenses, charitable stock donation and other income or expense, net. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenue.

We define Adjusted Net Income for a particular period as net income or loss adjusted for, as applicable for the periods presented, amortization of intangibles related to acquisitions, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on abandonment and impairment of operating lease assets, restructuring related expenses, legal settlement expenses, charitable stock donation, and as further adjusted for estimated income tax on such adjusted items. Adjusted income taxes in interim periods is determined by applying an adjusted estimated annual effective income tax rate to interim non-GAAP adjusted income before income taxes and including the tax effect of certain discrete items recognized during the period. Our adjusted estimated annual effective income tax rate is based on our full-year estimate of non-GAAP adjusted income before income taxes. Our adjusted taxes also excludes (i) the valuation allowance recorded against certain of our net deferred tax assets that was recognized in accordance with GAAP, and (ii) all tax benefits/expenses resulting from excess tax benefits/deficiencies in connection with stock-based compensation. Adjusted Net Income Margin represents Adjusted Net Income as a percentage of revenue.

Adjusted Earnings Per Share (Adjusted EPS) is Adjusted Net Income attributable to common stockholders divided by weighted average number of shares. The weighted average shares we use in computing Adjusted Earnings Per Share – basic is equal to our GAAP weighted average shares – basic and the weighted average shares we use in computing Adjusted Earnings Per Share – diluted is equal to either GAAP weighted average shares – basic or GAAP weighted average shares – diluted, depending on whether we have adjusted net loss or adjusted net income, respectively.

We also assess our performance by evaluating each cost and operating expense on our condensed consolidated statements of operations on a non-GAAP, or adjusted, basis to arrive at Adjusted Operating Income. The adjustments to these cost and operating expense items include, as applicable for the periods presented, acquisition related expenses, amortization of intangibles related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, financing related expenses, loss on extinguishment of debt, restructuring related expenses, legal settlement expenses, loss on abandonment and impairment of operating lease assets and charitable stock donation. Adjusted Operating Income is GAAP revenue less non-GAAP operating expenses.

We believe our Non-GAAP Measures are helpful to investors, analysts and other interested parties because they assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted EBITDA and Adjusted EBITDA Margin are also key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. In addition, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share are frequently used by analysts, investors and other interested parties to evaluate and assess performance.

The Non-GAAP Measures are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations that are

Exhibit 99.1

necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.

The following table presents a reconciliation of net (loss) income, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, and presents net (loss) income margin, the most directly comparable financial measure calculated in accordance with GAAP, with Adjusted EBITDA Margin:

(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2022	2021	2022	2021
Net (loss) income	$(41,734)	$(18,069)	$(30,856)	$14,660
Adjusted to exclude the following:
Interest income	(2,920)	(13)	(3,829)	(42)
Interest expense	9,478	5,928	22,316	17,739
Income tax expense (benefit)	19,463	19,153	12,370	(30,707)
Depreciation and amortization	13,952	10,161	38,644	23,891
Financing related expenses (1)	5	134	14	449
Acquisition related expenses (2)	18,656	1,714	23,630	7,784
Restructuring related expenses (3)	5,880	—	6,236	—
Legal settlement expenses (4)	—	—	2,800	—
Stock-based compensation expense	29,038	39,980	90,820	127,182
Payroll tax expense related to stock-based compensation	184	2,150	1,739	4,994
Loss on abandonment of operating lease assets (5)	—	650	—	1,430
Adjusted EBITDA	$52,002	$61,788	$163,884	$167,380
Revenue	$187,318	$195,102	$582,445	$532,168
Net (loss) income margin (6)	(22.3%)	(9.3%)	(5.3%)	2.8%
Adjusted EBITDA Margin	27.8%	31.7%	28.1%	31.5%

(1)
Financing related expenses include third party fees related to proposed financings.
(2)
Acquisition related expenses include third party fees for actual or planned acquisitions, including related legal, consulting and other expenditures, and as applicable, severance costs and retention bonuses to employees related to acquisitions and change in fair value of contingent consideration.
(3)
Restructuring related expenses include employee severance and other personnel related costs in connection with workforce optimization and organizational changes to better align with our strategic goals and future scale, including a reduction in force approved by our board of directors in August 2022 involving approximately 140 employees of our indirect wholly owned subsidiary GoodRx, Inc., representing approximately 16% of its workforce primarily in its technology-focused and marketing groups.
(4)
Legal settlement expenses represent the estimated accrual of the probable loss with respect to the ongoing Federal Trade Commission investigation. See Note 8 to our condensed consolidated financial statements for additional information.
(5)
Non-cash loss with respect to certain leased office space that was abandoned.
(6)
Net (loss) income margin represents net loss or net income as a percentage of revenue.

Exhibit 99.1

The following tables present a reconciliation of net (loss) income and calculations of net (loss) income margin and (loss) earnings per share, the most directly comparable financial measures calculated in accordance with GAAP, to Adjusted Net Income, Adjusted Net Income Margin, and Adjusted Earnings Per Share, respectively:

(dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2022	2021	2022	2021
Net (loss) income	$(41,734)	$(18,069)	$(30,856)	$14,660
Adjusted to exclude the following:
Amortization of intangibles related to acquisitions	5,819	5,703	17,526	13,047
Financing related expenses (1)	5	134	14	449
Acquisition related expenses (1)	18,656	1,714	23,630	7,784
Restructuring related expenses (1)	5,880	—	6,236	—
Legal settlement expenses (1)	—	—	2,800	—
Stock-based compensation expense	29,038	39,980	90,820	127,182
Payroll tax expense related to stock-based compensation	184	2,150	1,739	4,994
Loss on abandonment of operating lease assets (1)	—	650	—	1,430
Income tax expense (benefit) on excluded items and adjusting for valuation allowance and excess tax benefits/deficiencies on stock-based compensation exercises	12,081	7,388	(13,460)	(62,983)
Adjusted Net Income	$29,929	$39,650	$98,449	$106,563
Revenue	$187,318	$195,102	$582,445	$532,168
Net (loss) income margin (1)	(22.3%)	(9.3%)	(5.3%)	2.8%
Adjusted Net Income Margin	16.0%	20.3%	16.9%	20.0%
Weighted average shares used in computing (loss) earnings per share:
Basic	412,956	411,223	413,254	408,604
Diluted	412,956	411,223	413,254	429,695
(Loss) earnings per share:
Basic	$(0.10)	$(0.04)	$(0.07)	$0.04
Diluted	$(0.10)	$(0.04)	$(0.07)	$0.03
Weighted average shares used in computing adjusted earnings per share:
Basic	412,956	411,223	413,254	408,604
Diluted	414,940	429,720	420,363	429,695
Adjusted earnings per share:
Basic	$0.07	$0.10	$0.24	$0.26
Diluted	$0.07	$0.09	$0.23	$0.25

(1)
Refer to reconciliation table for Adjusted EBITDA above for further information regarding these metrics/adjustments.

Exhibit 99.1

Each cost and operating expense is adjusted for, as applicable for the periods presented, acquisition related expenses, amortization of intangibles related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, financing related expenses, loss on extinguishment of debt, restructuring related expenses, legal settlement expenses, loss on abandonment and impairment of operating lease assets and charitable stock donation.

(dollars in thousands)

	GAAP		Adjusted		GAAP		Adjusted
	Three Months Ended		Three Months Ended		Nine Months Ended		Nine Months Ended
	September 30,		September 30,		September 30,		September 30,
(dollars in thousands)	2022	2021	2022	2021	2022	2021	2022	2021
Cost of revenue	$17,395	$11,271	$17,055	$11,138	$47,719	$32,789	$47,275	$32,213
% of Revenue	9%	6%	9%	6%	8%	6%	8%	6%
Product development and technology	$35,921	$35,073	$24,895	$23,156	$106,367	$90,800	$76,371	$60,179
% of Revenue	19%	18%	13%	12%	18%	17%	13%	11%
Sales and marketing	$86,215	$95,651	$78,700	$89,286	$273,503	$263,726	$252,644	$245,918
% of Revenue	46%	49%	42%	46%	47%	50%	43%	46%
General and administrative	$49,548	$35,947	$14,666	$9,734	$116,211	$119,312	$42,271	$26,478
% of Revenue	26%	18%	8%	5%	20%	22%	7%	5%
Depreciation and amortization	$13,952	$10,161	$8,133	$4,458	$38,644	$23,891	$21,118	$10,844
% of Revenue	7%	5%	4%	2%	7%	4%	4%	2%
Operating (loss) income	$(15,713)	$6,999	$43,869	$57,330	$1	$1,650	$142,766	$156,536
% of Revenue	(8%)	4%	23%	29%	0%	0%	25%	29%

The following table presents a reconciliation of each non-GAAP, or adjusted, cost and expense measure to its most directly comparable financial measure calculated in accordance with GAAP:

Exhibit 99.1

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in thousands)	2022	2021	2022	2021
Cost of revenue	$17,395	$11,271	$47,719	$32,789
Acquisition related expenses	—	123	—	46
Restructuring related expenses	(203)	—	(237)	—
Stock-based compensation expense	(136)	(238)	(190)	(540)
Payroll tax expense related to stock-based compensation	(1)	(18)	(17)	(82)
Adjusted cost of revenue	$17,055	$11,138	$47,275	$32,213

Product development and technology	$35,921	$35,073	$106,367	$90,800
Acquisition related expenses	(285)	(560)	(876)	(1,506)
Restructuring related expenses	(2,626)	—	(2,866)	—
Stock-based compensation expense	(8,029)	(10,333)	(25,327)	(26,656)
Payroll tax expense related to stock-based compensation	(86)	(1,024)	(927)	(2,459)
Adjusted product development and technology	$24,895	$23,156	$76,371	$60,179

Sales and marketing	$86,215	$95,651	$273,503	$263,726
Acquisition related expenses	(124)	(292)	(1,879)	(773)
Restructuring related expenses	(2,597)	—	(2,679)	—
Stock-based compensation expense	(4,766)	(5,638)	(15,999)	(16,158)
Payroll tax expense related to stock-based compensation	(28)	(435)	(302)	(877)
Adjusted sales and marketing	$78,700	$89,286	$252,644	$245,918

General and administrative	$49,548	$35,947	$116,211	$119,312
Financing related expenses	(5)	(134)	(14)	(449)
Acquisition related expenses	(18,247)	(985)	(20,875)	(5,551)
Restructuring related expenses	(454)	—	(454)	—
Legal settlement expenses	—	—	(2,800)	—
Stock-based compensation expense	(16,107)	(23,771)	(49,304)	(83,828)
Payroll tax expense related to stock-based compensation	(69)	(673)	(493)	(1,576)
Loss on abandonment of operating lease assets	—	(650)	—	(1,430)
Adjusted general and administrative	$14,666	$9,734	$42,271	$26,478

Depreciation and amortization	$13,952	$10,161	$38,644	$23,891
Amortization of intangibles related to acquisitions	(5,819)	(5,703)	(17,526)	(13,047)
Adjusted depreciation and amortization	$8,133	$4,458	$21,118	$10,844

Operating (loss) income	$(15,713)	$6,999	$1	$1,650
Amortization of intangibles related to acquisitions	5,819	5,703	17,526	13,047
Financing related expenses	5	134	14	449
Acquisition related expenses	18,656	1,714	23,630	7,784
Restructuring related expenses	5,880	—	6,236	—
Legal settlement expenses	—	—	2,800	—
Stock-based compensation expense	29,038	39,980	90,820	127,182
Payroll tax expense related to stock-based compensation	184	2,150	1,739	4,994
Loss on abandonment of operating lease assets	—	650	—	1,430
Adjusted operating income	$43,869	$57,330	$142,766	$156,536